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                                                       EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                            Three Months Ended        Nine Months Ended
                                            September 30, 1996         September 30, 1996
                                          Primary   Fully Diluted     Primary   Fully Diluted


Net Income. . . . . . . . . . . . . . .    $15,224       $15,224        $44,311        $44,311


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax . . . . . . . . .        --           369             --          1,108
                                           -------       -------        -------        -------

Adjusted net income. . . . . . . . . . .   $15,224       $15,593        $44,311        $45,419


Weighted average common shares
outstanding. . . . . . . . . . . . . .  24,851,840    24,851,840     25,071,044     25,071,044


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . .           --     1,364,469             --      1,364,469


Additional shares outstanding upon assumed
exercise of stock options. . . . . . .      66,484        68,144         66,484         68,144
                                       -----------    ----------     ----------     ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . .  24,918,324    26,284,453     25,137,528     26,503,657
                                        ==========    ==========     ==========     ==========

Earnings per share . . . . . . . . . .  $      .61    $      .59     $     1.76     $     1.71
                                        ==========    ==========     ==========     ==========

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                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                           Three Months Ended          Nine Months Ended
                                           September 30, 1995         September 30, 1995
                                           Primary  Fully Diluted    Primary   Fully Diluted


Net Income. . . . . . . . . . . . . . .     $13,997     $13,997        $40,101        $40,101


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax . . . . . . . . .         --         381             --          1,143
                                            -------     -------        -------        -------

Adjusted net income. . . . . . . . . . .    $13,997     $14,378        $40,101        $41,244


Weighted average common shares
outstanding. . . . . . . . . . . . . . . 25,653,953  25,653,953     25,834,154     25,834,154


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . . .         --   1,408,263             --      1,408,263


Additional shares outstanding upon assumed
exercise of stock options. . . . . . . .     65,070      65,070         65,070         65,070
                                         ----------  ----------     ----------     ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . . . 25,719,023   27,127,286    25,899,224      27,307,487
                                         ==========   ==========    ==========      ==========

Earnings per share . . . . . . . . . . . $      .54   $      .53    $     1.55      $     1.51
                                         ==========   ==========    ==========      ==========

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